BIOLASE REPORTS 2014 THIRD QUARTER RESULTS

IRVINE, CA (November 4, 2014) — BIOLASE, Inc. (NASDAQ:BIOL), the world’s leading manufacturer and distributor of dental lasers, today reported unaudited financial results for the third quarter and nine months ended September 30, 2014.

Net revenue for this year’s third quarter was $12.7 million compared to $12.3 million in the third quarter of 2013 and $10.2 million in the second quarter of 2014. The 3.0% increase in the third quarter of 2014 compared to the same prior year period resulted from increases in domestic imaging systems and services revenue and a change in accounting estimate totaling $708,000 related to the period over which deferred training service revenue is recognized. These positives were partially offset by a decrease in domestic and international laser systems revenue, and a slight decrease in consumables and other revenue.

The 24.8% sequential increase in net revenue in the 2014 third quarter from this year’s second quarter was driven principally by a significant increase in sales of the Company’s core WaterLase® systems in North America and internationally, increased sales of distributed imaging equipment, and the recognition of additional deferred training service revenue from the change in accounting estimate in the period over which deferred training service revenue is being recognized.

Net revenue for the first nine months of 2014 was $34.4 million, compared to $41.2 million in the same period in 2013. The overall decrease in period-over-period net revenue resulted from decreases in domestic and international laser system revenue, imaging systems revenue, and consumables and other net revenue, partially offset by the recognition of deferred training service revenues due to a change in estimate in the period over which deferred training service revenue is being recognized.

The net loss for the quarter ended September 30, 2014 totaled $3.5 million, or $0.08 per share, compared to a net loss of $4.0 million, or $0.12 per share, for the same prior year period, and a net loss of $6.4 million, or $0.17 per share, for the second quarter of this year. The net loss for the nine months ended September 30, 2014 was $14.8 million, or $0.38 per share, compared to a net loss of $9.2 million, or $0.29 per share, for the same prior year period.

Jeffrey M. Nugent, Chief Executive Officer and President, said, “At this point, the transformation of BIOLASE is in its early stages but I am encouraged by the progress we have made to date. We are also very pleased to announce that a number of institutional and individual investors have agreed to purchase $35 million of unregistered shares of the Company’s common stock and warrants to purchase unregistered shares of the Company’s common stock in a private placement transaction. This is a strong statement of support from both existing stakeholders and new investors for the significant opportunities we have here at BIOLASE.

“During this year’s third quarter, sales increased by approximately 25% sequentially from this year’s second quarter, recapturing some of the ground we gave up to our competition in the second quarter, and we reduced our loss. Our story today is not just financial, however, it’s a story of fundamental change, of a new strategic direction, and of execution. We have established a clear, overall strategic direction for BIOLASE, with a focus on individual objectives and accountabilities for the senior management group.

“Our strategic plan is based on seven basic initiatives: increasing customer satisfaction; improving quality in everything we do; dynamic product innovation; evaluating other medical specialties for opportunities; increased clinical support and claims; redefining our corporate culture; and improving our operational efficiencies. These initiatives will take time to have an impact, but I believe they will make us more operationally efficient, more productive and bring growth and better financial results. The proceeds raised from today’s private placement will be an integral part of our drive for innovation and growth,” concluded Nugent.

Additional Q3 Information
Gross profit for this year’s third quarter was 42.4% of net revenue, compared to 31.0% for the prior year quarter. For the nine months ended September 30, 2014, gross profit was 38.0%, compared to 36.9% for the same prior year period. The improvements were primarily due to increased efficiencies in manufacturing processes and the impact from the recognition of $708,000 of deferred training service revenues resulting from a change in estimate during this year’s third quarter regarding the period over which deferred training service revenue is being recognized. These positives were offset to some extent by additional warranty costs incurred from extending the warranty on WaterLase systems from one to two years for systems purchased after January 1, 2014, which totaled $120,000 and $247,000 in the current year third and second quarters, respectively. In addition, for comparative purposes, the Company incurred a $1.0 million charge for inventory obsolescence in the prior year third quarter which negatively impacted gross profit in the prior year comparative periods.

Fred Furry, Chief Financial Officer, said, “Although there are still a number of challenges to overcome, I am very encouraged by the progress since July, and by the opportunities I see ahead of us. We have only recently begun the turnaround process; however, we are starting to see the positive impact of strong leadership and sound strategic management. Given time, I believe our new focus on customer satisfaction, product quality, innovation, accountability, and efficiency will be reflected in the growth and financial stability of BIOLASE.”

Operating expenses in the third quarter and nine months ended September 30, 2014 totaled $8.7 million and $27.2 million, respectively, compared to $7.7 million and $24.2 million in the same prior year periods. The primary driver of the increase during the third quarter and first nine months of 2014 were legal and professional fees of $1.1 million and $4.3 million, respectively, incurred by the Company at the direction of our former Chairman and CEO in connection with the litigation to resolve the dispute over its corporate governance and the composition of BIOLASE’s Board of Directors during the first half of 2014, as well as new litigation brought by the former Chairman and CEO against the Company in July 2014, which has been dismissed.

After removing interest expense of $37,000, income tax provision of $28,000, non-cash depreciation and amortization expenses of $177,000, and non-cash stock-based compensation expense of $301,000, the non-GAAP net loss for this year’s third quarter totaled $3.0 million, or a loss of $0.07 per share, compared with a non-GAAP net loss of $3.2 million, or a loss of $0.10 per share, for the same prior year period.

The non-GAAP net loss totaled $12.7 million, or a loss of $0.33 per share, for the nine months ended September 30, 2014 compared with a non-GAAP net loss of $7.1 million, or $0.22 per share, for the same prior year period.

Liquidity and Capital Resources
As of September 30, 2014, the Company had working capital of approximately $7.3 million. Cash and cash equivalents totaled approximately $2.8 million at September 30, 2014, compared to $1.4 million at December 31, 2013.

On July 22, 2014, the Company sold 6,250,000 unregistered shares of common stock at an undiscounted market price of $1.92 per share. Gross proceeds from the sale were $12 million. The Company received net proceeds of approximately $11.5 million after offering expenses of approximately $491,000.

Also on July 28, 2014, the Company paid in full all amounts due under the revolving lines of credit with Comerica Bank, including principal, accrued interest, and fees which totaled approximately $2.9 million, and the credit facilities were terminated.

As announced earlier today, several institutional and individual investors have agreed to purchase $35 million of unregistered shares of the Company’s common stock and warrants to purchase unregistered shares of the Company’s common stock in a private placement transaction. The private placement is expected to close on or about November 7, 2014, subject to customary closing conditions. The proceeds will be used for working capital and general corporate purposes.

Conference Call
As previously announced, the Company will host a conference call today at 4:30 p.m. Eastern Time to discuss its operating results for the third quarter and nine months ended September 30, 2014, and to answer questions.

To listen to the conference call live via telephone, dial 1-877-407-4019 from the U.S. or, for international callers, dial 1-201-689-8337, approximately 10 minutes before the start time.

To listen to the conference call live via the Internet, visit the Investors section of the BIOLASE website at www.biolase.com.

About BIOLASE, Inc.
BIOLASE, Inc. is a biomedical device company that develops, manufactures, and markets innovative lasers in dentistry and medicine and also markets and distributes high-end 2D and 3D digital imaging equipment, CAD/CAM intraoral scanners, and in-office milling machines and 3D printers. BIOLASE’s products are focused on technologies that advance the practice of dentistry and medicine and offer benefits and value to healthcare professionals and their patients. The Company’s proprietary laser products incorporate approximately 250 patented and patent-pending technologies designed to provide biologically clinically superior performance with less pain and faster recovery times. Its innovative products provide cutting-edge technology at competitive prices to deliver the best results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications, and a full line of dental imaging equipment. BIOLASE has sold approximately 26,800 laser systems. Laser products under development address the Company’s core dental market and other adjacent medical and consumer markets.

For updates and information on WaterLase and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Pinterest at www.pinterest.com/biolase, LinkedIn at www.linkedin.com/company/biolase, Google+ at www.google.com/+BIOLASEIrvine, Instagram at www.instagram.com/biolaseinc, and YouTube at www.youtube.com/biolasevideos.

BIOLASE® and WaterLase are registered trademarks of BIOLASE, Inc.

Non-GAAP Disclosure
The non-GAAP financial information contained in the press release supplement the corresponding financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that these items are not indicative of the Company’s on-going core operating performance.

Management believes that the presentation of this non-GAAP financial information provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments, and amortization methods and that the presentation of this non-GAAP financial information provides a more complete understanding of our financial performance, competitive position, and prospects for the future. However, the non-GAAP financial measures presented herein have certain limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.

Management uses non-GAAP net (loss) income (defined as net loss before interest, taxes, depreciation and amortization, and stock-based and other equity instruments, and other non-cash compensation) in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Management believes that this non-GAAP financial information reflects an additional way of viewing aspects of our business that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. A reconciliation of non-GAAP net (loss) income to GAAP net loss is contained at the end of this release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements contained in this press release that refer to BIOLASE’s estimated or anticipated future results or other non-historical facts are forward-looking statements, as are any statements in this press release concerning prospects related to BIOLASE’s strategic initiatives and anticipated financial performance. Forward-looking statements can also be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations regarding existing trends, our strategic initiatives, the closing of the private placement and expected use of proceeds and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors affecting BIOLASE’s business. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that may be detailed, from time-to-time, in BIOLASE’s reports filed with the SEC. BIOLASE does not undertake any responsibility to revise or update any forward-looking statements contained herein.

For further information, please contact:

Rene Caron
Allen & Caron
949-474-4300
rene@allencaron.com
Len Hall (Media)
len@allencaron.com
949-474-4300

(financial tables follow)BIOLASE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Product and services revenue	$12,673	$12,311	$34,292	$41,008
License fees and royalty revenue	41	34	126	181

Net revenue	12,714	12,345	34,418	41,189
Cost of revenue	7,321	8,516	21,355	26,005

Gross profit	5,393	3,829	13,063	15,184

Operating expenses:
Sales and marketing	3,862	4,164	11,886	13,554
General and administrative	3,474	2,460	11,867	7,305
Engineering and development	1,276	977	3,227	2,987
Excise tax	76	89	205	308

Total operating expenses	8,688	7,690	27,185	24,154

Loss from operations	(3,295)	(3,861)	(14,122)	(8,970)

(Loss) gain on foreign currency transactions	(135)	16	(166)	(74)
Interest expense, net	(37)	(182)	(452)	(386)

Non-operating loss, net	(172)	(166)	(618)	(460)

Loss before income tax provision (benefit)	(3,467)	(4,027)	(14,740)	(9,430)
Income tax provision (benefit)	28	22	81	(182)

Net loss	$(3,495)	$(4,049)	$(14,821)	$(9,248)

Net loss per share:
Basic	$(0.08)	$(0.12)	$(0.38)	$(0.29)

Diluted	$(0.08)	$(0.12)	$(0.38)	$(0.29)

Shares used in the calculation of net loss per share:
Basic	42,403	32,734	38,851	32,429

Diluted	42,403	32,734	38,851	32,429

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BIOLASE, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands, except per share data)

	September 30,	December 31,
	2014	2013
ASSETS Current assets:
Cash and cash equivalents	$2,759	$1,440
Accounts receivable, less allowance of $1,227 in 2014 and $573 in 2013	9,264	11,127
Inventory, net	11,799	11,378
Prepaid expenses and other current assets	1,288	1,909

Total current assets	25,110	25,854
Property, plant, and equipment, net	1,467	1,826
Intangible assets, net	131	183
Goodwill	2,926	2,926
Other assets	268	249

Total assets	$29,902	$31,038

LIABILITIES AND STOCKHOLDERS’ EQUITY Current liabilities:
Lines of credit	$—	$4,633
Accounts payable	9,535	8,560
Accrued liabilities	5,697	4,997
Customer deposits	111	285
Deferred revenue, current portion	2,431	3,464

Total current liabilities	17,774	21,939
Deferred tax liabilities	662	617
Deferred revenue, long-term	—	1
Warranty accrual, long-term	367	—

Total liabilities	18,803	22,557

Stockholders’ equity:
Preferred stock, par value $0.001	—	—
Common stock, par value $0.001	44	38
Additional paid-in capital	150,081	148,866
Accumulated other comprehensive loss	(455)	(274)
Accumulated deficit	(138,571)	(123,750)

	11,099	24,880
Treasury stock	—	(16,399)

Total stockholders’ equity	11,099	8,481

Total liabilities and stockholders’ equity	$29,902	$31,038

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BIOLASE, INC.

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net (Loss) Income (Unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
GAAP net loss	$(3,495)	$(4,049)	$(14,821)	$(9,248)
Adjustments:
Interest expense, net	37	182	452	386
Income tax provision (benefit)	28	22	81	(182)
Depreciation and amortization expense	177	141	529	439
Stock-based, other equity instruments, and other non-cash compensation expense	301	554	1,010	1,490

Non-GAAP net loss	$(2,952)	$(3,150)	$(12,749)	$(7,115)

GAAP net loss per share, basic and diluted	$(0.08)	$(0.12)	$(0.38)	$(0.29)
Adjustments:
Interest expense, net	0.00	0.00	0.01	0.01
Income tax provision (benefit)	0.00	0.00	0.00	0.00
Depreciation and amortization expense	0.00	0.00	0.01	0.01
Stock-based, other equity instruments, and other non-cash compensation expense	0.01	0.02	0.03	0.05

Non-GAAP net loss per share, basic and diluted	$(0.07)	$(0.10)	$(0.33)	$(0.22)

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